Exhibit 10.21
Western Alliance Bancorp
BON, ABA, TPB, FIB, AAB
Annual Bonus Plan 2010
Objective: The purpose of this Annual Bonus Plan is to provide incentives and rewards for superior performance in order to attract and retain highly qualified team members and to maximize financial performance so that Western Alliance Bancorp (WAL) will meet and exceed its goals.
Eligibility: Selected team members who are employed by WAL as of January 1st of the Plan Year. Bonuses for team members hired after January 1st but on or before September 30th of a Plan Year will be prorated. Team members hired after September 30th may be eligible the following Plan Year.
Effective Date: January 1, 2010. This Plan supersedes all others before it.
Frequency of Awards: Awards will be paid annually within 90 days after the end of the Plan Year. Participants must be employed at the payment date to receive any bonus compensation under this Plan.
Plan Administrator: WAL Compensation Committee will administer and approve the Plan annually. The day to day details of the Plan will be monitored by an internal committee made up of WAL Chief Executive Officer, Chief Financial Officer, and Chief Administrative Officer.
How the Plan Works: Subject to the terms of the Plan, bonus calculations will be based on the following factors: 1) Organic Deposit growth, 2) Organic Loan Growth, 3) ROA, 4) Credit Quality (Net Charge Offs and NPA’s) and 5) QUALITY control (Regulatory exams and Internal Audits).
A Target bonus percentage expressed as a percent of Base Salary will be established for each Participant. A payout at the maximum level requires outstanding performance for the year in all components of the Plan.
Base Salary is defined as the Participant’s actual salary earned for the year which includes pay for regular hours worked plus paid holiday, sick, and vacation hours; earnings received while on a Leave of Absence are not included in this calculation.
C.	Organic Deposit Performance is weighted 15%
This portion of the bonus will be calculated based on Bank performance in Organic Deposit Growth.
Senior Management will agree on final budget projections that will be translated into financial performance goals.
Organic Deposit Growth
1.	In setting the Budget for each Bank, Organic Deposit Growth Goals will be established.

2.
As soon as possible after the end of the Plan Year, the Finance Department will measure the Actual Organic Deposit Growth results for the Bank. Adjustments may be made to these calculations to account for staff transfers, windfalls, etc.

3.	Following are the definitions/calculations on which this portion of the bonus will be based:
g.	A calculation will be made for the Bank Growth in Organic Deposits (15% of target).

h.	Calculation: The percent of Target bonus paid for Organic Deposit Growth will each be calculated based on the following schedule:

i.	Organic Deposits will be calculated on organic growth and will not include increases in deposits acquired by acquisition.
Chart for Organic Deposit Growth 15% of target

Bank Performance	Percent of Target
Organic Deposit Growth	Paid
WAL BANKS	(Organic Deposits)

Less than <9%	No Bonus paid
Between 9% — 12%	50% to 75%
Between 12% — 15%	75% to 100%
Between 15% — 19%	100% to 125%
Between 19% — 23%	125% to 150%

4.	In order to receive more than 100% of the Organic Deposit growth portion of the bonus:
a.	Bank must achieve a growth of at least 15% plus in Organic Deposits to pay more than 100% for the goal being measured, and

c.	Participant must meet individual goals in this respective area.
D.	Organic Loan Growth is weighted 15%
This portion of the bonus will be calculated based on Bank performance in Loan Growth.
Senior Management will agree on final budget projections that will be translated into financial performance goals.
Loans Growth
1.	In setting the Budget for each Bank, Loan Growth Goals will be established.

2.
As soon as possible after the end of the Plan Year, the Finance Department will measure the Actual Loan results for the Bank. Adjustments may be made to these calculations to account for staff transfers, windfalls, etc.

3.	Following are the definitions/calculations on which this portion of the bonus will be based:
j.	A calculation will be made for the Bank Growth in Total Loans (15% of target).

k.	Calculation: The percent of Target bonus paid for Loan will each be calculated based on the following schedule:

l.	Loans will be calculated on organic growth and will not include increases in loans acquired by acquisition.
Chart for Organic Loan Growth 15% of target

Bank Performance	Percent of Target
Loan Growth	Bonus Paid
WAL BANKS	(Loans)

Less than <6%	No Bonus paid

Between 6% — 8%	50% to 75%

Between 8% — 10%	75% to 100%

Between 10% — 13%	100% to 125%

Between 13% — 16%	125% to 150%
4.	In order to receive more than 100% of the Loan growth portion of the bonus:
a.	Bank must achieve a growth of at least 10% plus in Loans to pay more than 100% for the goal being measured, and

b.	Participant must meet individual goals in this respective area.
C.	ROA is weighted 30%
This portion of the bonus will be calculated on Pre-tax, Pre-provision, Pre-security and Pre-REO ROA.
Senior Management will agree on final budget projections that will be translated into financial performance goals.

Chart for ROA Growth 1st Half 15% of target

Bank Performance	Percent of Target
ROA	Bonus Paid
WAL BANKS	(ROA)

Less than <1.50%	No Bonus paid

Between 1.50% — 1.55%	50% to 75%

Between 1.55% — 1.60%	75% to 100%

Between 1.60% — 1.70%	100% to 125%

Between 1.70% — 1.80%	125% to 150%
Chart for ROA Growth 2nd Half 15% of target

Bank Performance	Percent of Target
ROA	Bonus Paid
WAL BANKS	(ROA)

Less than <1.70%	No Bonus paid

Between 1.70% — 1.75%	50% to 75%

Between 1.75% — 1.80%	75% to 100%

Between 1.80% — 1.90%	100% to 125%

Between 1.90% — 2.00%	125% to 150%
D.	Credit Quality is weighted 30%
This portion of the bonus will be calculated on Net Charge Offs (weighted 15%) and NPA’s (weighted 15%)

Bank Performance	Percent of Target
WAL BANKS	Bonus Paid

Net Charge Offs weighted 15%
Less than <2% for year	Pass/Fail

NPA’s weighted 15%
Less than <3% average of 4 Q ends for year	Pass/Fail
E.	Quality Control is weighted 10%
4.	Quality control refers to the effectiveness of the Corporation’s regulatory examinations, internal audits.

5.	Quality Control will be measured in the following two areas:
a.	All Regulatory Examines (5%) must be level 2 or better

b.	Internal Audits (5%) must be at least passing
6.	The maximum pay out on this quality control is 100%
F.	Other Calculation Provisions
3.	Participants must meet individual loan and organic deposit production goals, if assigned, or their total bonus may be reduced or eliminated.

4.
The aggregate total of the bonuses paid to Participants in each Bank cannot exceed 20.0% of the Net Income for that Bank. If it does, the payments will be pro-rated and re-calculated as a percent of the actual Net Income of the Bank.

3.
A participants bonus may be reduced or eliminated if in the discretion of Management, i) the department’s loan review and/or audits are rated below satisfactory and/or not adhering to safety, soundness, and approved operational procedures, ii) any participant, their branch or department earns a rating of less than “Satisfactory,” iii) the department’s credit underwriting and/or portfolio management practices are rated below “Satisfactory” and/or not adhering to safety and soundness, or iv) the participant, their branch or department has not contributed adequately to the financial results attributed to them.

4.
With the approval of the Incentive Compensation Committee, a participant’s bonus may be increased over his/her assigned Target bonus percentage in order to recognize extraordinary performance. The Division Executive will provide written documentation to the Incentive Compensation Committee to support the recommendation.

G.	Other Administrative Provisions:
1.
This is a discretionary bonus plan and, in order to receive payment of any bonus under this Plan, the participant must be employed by the Bank at the time payment is made, which will be no later than March 15th.

2.	Designation as a Participant in the Plan does not create a contract of employment for any specified time, nor shall such act to alter or amend the Bank’s “at-will” policy of employment.

3.
If any Participant’s performance is rated as falling below job expectations or as less than satisfactory at any time during the Plan Year, or if the Participant is subject to any written disciplinary action, the bonus payment will be reduced or eliminated.

4.
Participants who transfer during the year will participate in the Plan applicable to the department they are in at year-end. If extenuating circumstances arise, exceptions to this policy will be considered on a case by case basis.

5.	A change in officer title occurring during the year will not change the target bonus percentage.

6.
Awards will be paid through the normal payroll process to participants. All awards will be subject to applicable taxes. Awards do not constitute commissions or additional wages, and Participants have no vested interests in the benefits of the Plan, except as expressly provided for herein.

7.	Awards under this Plan will be used in calculating covered earnings for benefit purposes for the 401(k) and Life Insurance Plans but not for Long Term Disability Insurance.

8.	Timely and accurate completion of all business plans, reports, budgets and other planning exercises is required for payment under the Plan.

9.
Acknowledgment from the HR Department that offices and officers have conformed to bank policy in timeliness of annual reviews, controllable turnover, and all other areas of HR administration is required for payment under this Plan.

10.
Performance measurements and statistics will be based on calculations completed by the Finance Division of WAL. Any questions about the results or the bonus calculations must be submitted to the Plan Administrator within 30 days after the calculations have been completed and published, after which time no inquiries will be considered.

11.	Management retains the right in its sole discretion to adjust bonuses to reflect “windfall” changes (i.e., transfer of unusually large accounts or loans between offices, etc.).

12.
This Plan is governed and interpreted by the Plan Administrator, whose decisions shall be final. This is a discretionary program and the Plan Administrator or the Board of Directors of WAL reserves the right to terminate or alter this bonus program at any time.

13.
Participants are eligible to participate in only one annual bonus plan (could also be paid out quarterly), and Management has the discretion to assign any team member to the particular plan it deems appropriate.

14.
The intent of Bank Management is to fairly reward team members for adding value to the Bank. If any adjustments need to be made to allow this Plan to accomplish its purpose, the Incentive Compensation Committee in its sole discretion can make those adjustments.

Sample Calculation:
2.	WAL Organic Deposit Growth Performance is weighted 15%

Organic Deposit Growth Performance	WAL BANKS

Deposit Growth Achieved	15%

% of Deposit Target Bonus Paid	100%
See table on page 2

2.	Organic Loan Growth Performance is weighted 15%

Organic Loan Growth	WAL BANKS

Loan Growth Achieved	13%

Loan Growth Target Paid	125%
See table page 3
3.	ROA Growth Performance is weighted 30%

ROA Growth 1st 6 Months	WAL BANKS

ROA Growth Achieved 1st 6 months	1.55%

ROA Growth Target Paid	75%
See table page 4

ROA Growth 2nd 6 Months	WAL BANKS

ROA Growth Achieved 2nd 6 months	1.80%

ROA Growth Target Paid	100%
See table page 4
4.	Credit Quality Performance is weighted 30%

Credit Quality Performance 15%	WAL BANKS

Net Charge Offs achieved	Less than 2%

% of Goal Paid	100%

Credit Quality Performance 15%	WAL BANKS

NPA percentage achieved	Less than 3%

% NPA Goal Paid	100%
5.	Quality Control factors are weighted 10%
•	Regulatory Examines (5%) (level 2 or better achieved, pass/fail)

•	Internal Audits (5%) (passing grade on all internal audits, pass/fail)

Passed at the 100% level for example purposes
Example Paid under WAL Annual Bonus
Participant has a base salary of $60,000
Target Bonus of 8%
Target Bonus — $4,800.00

Deposit		Loan		ROA		ROA		Net Charge Offs		NPA		Quality
	$4,800		$4,800		$4,800		$4,800		$4,800		$4,800		$4,800
X	15%	X	15%	X	15%	X	15%	X	15%	X	15%	X	10%

	$720		$720		$720		$720		$720		$720		$480
X	100%	X	125%	X	75%	X	100%	X	100%	X	100%	X	100%

	$720		$900		$540		$720		$720		$720		$480
TOTAL PAYOUT IS $720 + $900 + $540 + $720 + $720 + $720 + $480 = $4,800

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